Exhibit 10.2

EXECUTION VERSION

CUSTODIAL AGREEMENT

among

AMAC CDO FUNDING I,

Seller,

BANK OF AMERICA, N.A.

and

BANC OF AMERICA SECURITIES LLC,

Buyers,

and

LASALLE BANK NATIONAL ASSOCIATION,

Custodian, Securities Intermediary and Bank

Dated: March 29, 2006

TABLE OF CONTENTS

Page

1.	Definitions	1
2.	Cash Management Account	5
3.	Securities Accounts; Delivery of Assets and Purchased Asset File	6
4.	Collateral Receipt; Purchased Asset Schedule and Exception Report; Trust Receipt	14
5.	Obligations of Custodian	15
6.	No Adverse Interest of Custodian	17
7.	Release of Purchased Securities; Hypothecation	17
8.	Release of Purchased Loans	18
9.	Fees and Expenses of Custodian	19
10.	Removal or Resignation of Custodian	19
11.	Examination of Purchased Asset Files	20
12.	Insurance of Custodian	20
13.	Representations and Warranties	20
14.	Statements and Reporting	21
15.	Indemnification of Custodian	22
16.	Reliance of Custodian	23
17.	Term of Custodial Agreement	23
18.	Governing Law; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; WAIVERS	24
19.	Authorized Representatives	25
20.	Amendment	25
21.	Cumulative Rights	25
22.	Binding Upon Successors	25
23.	Entire Agreement; Severability	26
24.	Execution In Counterparts	26
25.	Tax Reports	26
26.	Copies of Loan Documents	26
27.	Notices	26

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ANNEXES

Annex 1	-	Purchased Asset Schedule
Annex 2	-	Trust Receipt
Annex 3	-	Collateral Receipt
Annex 4	-	Confirmation
Annex 5	-	Authorized Representatives of Buyers
Annex 6	-	Authorized Representatives of Seller
Annex 7	-	Authorized Representatives of Custodian
Annex 8	-	Form of Aggregate Collateral Report
Annex 9	-	Form of Request for Release and Receipt
Annex 10	-	Form of Attorney’s Bailee Letter
Annex 11	-	Form of Transmittal Letter Third Party Purchaser
Annex 12	-	Form of Transmittal Letter Custodian/Trustee/Agency
Annex 13	-	Form of Bailee Agreement
Annex 14	-	Form of Lost Note Affidavit
Annex 15	-	Review Procedures
Annex 16	-	Form of Custodial Delivery Certificate
Annex 17	-	Fee Agreement

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CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT (this “Custodial Agreement”), dated as of March 29, 2006, made by and among AMAC CDO FUNDING I, a Cayman Islands exempted company (“Seller”), BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (“BANA”) and BANC OF AMERICA SECURITIES LLC, a limited liability company organized under the laws of Delaware (“BAS”, and together with the BANA, “Buyers”, each a “Buyer”), and LASALLE BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, “Securities Intermediary”), as bank (in such capacity, the “Bank”) and as Custodian (in such capacity together with its capacities as Securities Intermediary and Bank, collectively, the “Custodian”) pursuant to the Repurchase Agreement referred to below.

RECITALS

Seller and Buyers are parties to the Master Repurchase Agreement, dated as of March 29, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), pursuant to which each Buyer has agreed, subject to the terms and conditions of the Repurchase Agreement, to purchase certain Eligible Loans and Eligible Securities and to hold the Purchased Assets together with Proceeds and other Collateral (as defined in the Repurchase Agreement), property or interests. The parties hereto agree as follows:

1.	Definitions

Unless otherwise defined herein, terms defined in the Repurchase Agreement shall have their respective assigned meanings when used herein. As used herein, the following capitalized terms shall have the respective meanings set forth below (all terms defined in this Custodial Agreement or in the Repurchase Agreement in the singular shall have the same meanings when used in the plural and vice versa). All references to “Buyer” or “Buyers” shall be construed to refer to the applicable Buyer severally or to all of Buyers jointly, as the context may require.

“Acceptable Attorney” means, any attorney-at-law to which Custodian has sent an Attorney’s Bailee Letter, except for an attorney whom Buyer has notified Custodian and Seller is not reasonably satisfactory to Buyer.

“Aggregate Collateral Report” means, with respect to the Purchased Assets, and the related Remittance Dates, the monthly statement prepared by Custodian on an aggregate basis pursuant to Section 14.3 hereof, including the information indicated in Part I of Annex 8 hereto from the Purchased Securities distribution date statements and the monthly remittance reports with respect to the Purchased Loans received from Seller or the servicer of the Purchased Loans, respectively.

“Attorney’s Bailee Letter” means a letter substantially in the form of Annex 10 to this Custodial Agreement.

“Authorized Representative” shall have the meaning specified in Section 19 hereof.

“Bailee” shall mean, with respect to any Transaction involving Table Funded Purchased Loans, an entity satisfactory to the Buyer in its sole discretion (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Table Funded Purchased Loan is being originated).

“Bailee Agreement” shall mean a bailee agreement, substantially in the form attached as Annex 13 hereto, executed and delivered by a duly authorized officer of each of the parties thereto.

“Buyers’ Account” shall have the meaning specified in Section 3.1 hereof.

“Cash Flow Report” shall mean, with respect to the Purchased Assets, the statement prepared for each Remittance Date by Custodian pursuant to Section 14.2 hereof including the information indicated in Part II of Annex 8 from the Purchased Securities distribution date statements and the monthly remittance reports with respect to the Purchased Loans received by Custodian.

“Cash Management Account” shall have the meaning specified in Section 2.1 hereof.

“Collateral Receipt” shall mean the certificate executed by Seller in connection with the purchase of a Purchased Asset by Buyer to be held by Custodian pursuant to this Custodial Agreement, a form of which is attached as Annex 3 hereto.

“Confirmation” shall mean a Confirmation in the form annexed hereto as Annex 4 delivered to Buyer by Securities Intermediary covering all of the Purchased Assets credited to Buyers’ Account.

“Custodial Delivery Failure” shall have the meaning specified in Section 15.2 hereof.

“Custodial Delivery Certificate” shall mean the certificate executed by Seller in connection with the purchase of a Purchased Asset by Buyer to be held by Custodian pursuant to this Custodial Agreement, a form of which is attached as Annex 16 hereto.

“Custodian” means Custodian, Bank and Securities Intermediary. Any reference to Custodian as Custodian, as Bank or as Securities Intermediary does not limit the obligations of Custodian to the stated capacity.

“Eligible Account” shall mean an account that is any of the following: (i) maintained with a depository institution or trust company whose (A) commercial paper, short-term unsecured debt obligations, or other short-term deposits are rated at least A-1, in the case of Standard & Poor’s, and if rated by Moody’s, P-1 (or its equivalent), if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least A, in the case of Standard & Poor’s, and if rated by Moody’s, A2 (or its equivalent), if the deposits are to be held in the account more than 30 days; or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit, having in either case combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; or (iii) an account or accounts of a depository institution otherwise mutually acceptable to Buyers and Seller.

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“Exception” shall mean with respect to any Purchased Asset, any of the following: (i) the failure to deliver any Purchased Asset as provided in Sections 3.4, 3.5 or 3.7, (ii) the failure to deliver any item specified in Sections 3.7 with respect to any Purchased Asset File, (iii) any Purchased Security with respect to which Custodian receives written notice of an “adverse claim” (as defined in Section 8-102 of the UCC), lien on or security interest in favor of a Person other than Buyer with respect to such Purchased Security and (iv) any Purchased Loan with respect to which Custodian receives written notice of a lien on or security interest in favor of a Person other than Buyer with respect to such Purchased Loan.

“Last Endorsee” shall have the meaning specified in Section 3.7 hereof.

“Officer’s Certificate” shall mean a certificate signed by an Authorized Representative of the Person delivering such certificate and delivered as required by this Custodial Agreement.

“Permitted Investments” shall mean any one or more of the obligations and securities listed below that provide in the case of the investment of funds in the Cash Management Account for a date of maturity not later than the Business Day prior to the date on which payments are required to be made out of the Cash Management Account pursuant to the Repurchase Agreement:

(i)           direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)          federal funds, demand and time deposits in, certificates of deposits of, or banker’s acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) of which has the Required Rating;

(iii)        general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia that have the Required Rating for long-term debt ratings;

(iv)         commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date but not more 270 days after the date of issuance thereof) that has the Required Rating for short-term debt;

(v)          repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in clause (ii) above and having maturities of not more than 365 days;

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(vi)         units of taxable money market funds, which funds seek to maintain a constant asset value and are rated in the highest rating category without regard to “+” or “(“ designations assigned to money market funds by Standard & Poor’s and, if rated by Moody’s, by Moody’s; and

(vii)	any other obligation or security acceptable to Buyers and Seller;

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences a right to receive either (A) only interest payments with respect to the obligations underlying such instrument, or (B) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

“Proceeds” shall mean whatever is receivable or received when Collateral or proceeds, or any part thereof, are sold, collected on, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment.

“Purchased Asset File” shall mean, as to each Purchased Security, those documents listed in Section 3.6 of this Custodial Agreement that are delivered to Buyer or which at any time come into the possession of Buyer and, as to each Purchased Loan, those documents listed in Section 3.7 of this Custodial Agreement that are delivered to Custodian or which at any time come into the possession of Custodian.

“Purchased Asset File Checklist” shall mean a listing of those documents listed in Section 3 of this Custodial Agreement which identifies which of said documents are delivered by Seller to Custodian with respect to each Purchased Asset.

“Purchased Asset Schedule” shall mean a list of Purchased Assets to be purchased pursuant to the Repurchase Agreement on the related Purchase Date, attached to a Collateral Receipt, setting forth, as to each Purchased Asset, the applicable information specified on Annex 1 to this Custodial Agreement.

“Purchased Asset Schedule and Exception Report” means a list of Purchased Assets delivered by Custodian to Buyer, reflecting the Purchased Assets held by Custodian for the benefit of Buyer, which includes codes indicating any Exceptions with respect to each Purchased Asset listed thereon. Each Purchased Asset Schedule and Exception Report shall set forth (a) the Purchased Assets being purchased by Buyer on any applicable Purchase Date as well as the Purchased Assets previously purchased by Buyer and held by Custodian hereunder, and (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered. Such report shall list all Purchased Assets under Section 3.

“Request for Release and Receipt” means a written request in substantially the form of Annex 9 to this Custodial Agreement.

“Required Rating” shall mean, for purposes of the definition of “Permitted Investment”, with respect to commercial paper, short-term debt obligations, or other short-term deposits, at least A-1, in the case of Standard & Poor’s, and if rated by Moody’s, P-1 (or its equivalent), if the

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Permitted Investments are to mature in 30 days or less, or with respect to long-term unsecured debt obligations, at least A, in the case of Standard & Poor’s, and if rated by Moody’s, A1 (or its equivalent), if the Permitted Investments are to mature in more than 30 days, provided that no Permitted Investment, if downgraded, shall be required to be sold, except if the remaining term to maturity at the time of such downgrading is greater than 30 days.

“Review Procedures” shall have the meaning specified in Section 4.3.

“Scheduled Foreclosure Date” shall have the meaning specified in Section 8.5 hereof.

“Securities Intermediary” shall mean Custodian acting as a “securities intermediary” as such term is defined in the UCC.

“Seller’s Account” shall have the meaning specified in Section 3.2 hereof.

“Transmittal Letter” shall mean a letter substantially in the form of Annex 11 or Annex 12 hereto, as applicable.

“Trust Receipt” shall mean a Trust Receipt in the form annexed hereto as Annex 2 delivered to Buyer by Custodian covering the Purchased Assets subject to this Custodial Agreement from time to time, as reflected on the Purchased Asset Schedule and Exception Report attached thereto in accordance with Section 4.5.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2.	Cash Management Account

2.1          On the date of execution of this Custodial Agreement, the Bank shall establish and maintain an account (the “Cash Management Account”) held in trust for the benefit of Buyers. The Cash Management Account shall be an Eligible Account under the sole dominion and control of Buyers and Buyers shall be deemed the “customer” of such account. The Bank shall deposit in the Cash Management Account, when received or as otherwise required hereunder, all amounts received by the Bank with respect to all Purchased Assets subject to this Custodial Agreement and any other amounts required to be deposited in the Cash Management Account as provided by this Custodial Agreement. If the Bank shall deposit in the Cash Management Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Cash Management Account, any provision herein to the contrary notwithstanding. The Bank shall apply funds on deposit in the Cash Management Account in accordance with Section 4 of the Repurchase Agreement or, subject to terms of the Repurchase Agreement and this Custodial Agreement, as otherwise directed by Buyers.

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2.2          Notwithstanding any other provisions contained herein, Custodian shall be entitled to withdraw from the Cash Management Account, prior to any distribution to Buyers or Seller on any Remittance Date, (i) the fee of the Bank, as set forth in a separate agreement between Seller and Bank, and (ii) any amount that is due and payable, or any amount, cost or expense that is reimbursable pursuant to this Custodial Agreement to the Bank or any of its directors, officers, employees, agent.

2.3          Seller shall direct Bank in writing to invest and reinvest any balance in the Cash Management Account from time to time in Permitted Investments; provided, however, that (i) the maturity of the Permitted Investments on deposit therein shall be at the discretion of Seller, but in any event no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to the Repurchase Agreement, (ii) after Custodian has received written notice from Buyers that an Event of Default has occurred and is continuing, Seller shall not have any right to direct investment of the balance in the Cash Management Account, and (iii) all such Permitted Investments shall be held in the name of Custodian as Securities Intermediary for the benefit of Buyers. Buyers and Custodian shall have no liability for any loss in investments of funds in the Cash Management Account that are invested in Permitted Investments (unless, in the case of Bank, invested contrary to written direction). All interest paid or other earnings on the Permitted Investments of funds deposited into the Cash Management Account shall be deposited into the Cash Management Account. Seller shall include all earnings on the Cash Management Account as income of Seller for federal and applicable state tax purposes.

2.4          The parties hereto acknowledge and agree that the Cash Management Account is, and shall be, maintained as a “securities account”, as such term is defined in §8-501 of the UCC. Notwithstanding any other provision of this Custodial Agreement, if at any time the Bank receives an instruction or order from Buyers directing the disposition of funds in the Cash Management Account it will comply with such instruction or order without further consent of Seller or any other person. It is the intention of the parties that the perfection and priority of Buyers’ security interest hereunder shall be governed by the UCC in the State of New York.

2.5          CharterMac Mortgage Capital Corporation shall have the right to access, and Bank shall make available to CharterMac Mortgage Capital Corporation, information regarding the Cash Management Account through the internet.

3.            SECURITIES ACCOUNTS; DELIVERY OF ASSETS AND PURCHASED ASSET FILE

3.1          Buyers direct Securities Intermediary to establish a “securities account” (as defined in Section 8-501 of the UCC) entitled “Bank of America, N.A./Banc of America Securities LLC – Buyers’ Repurchase Account” or such other variation thereof as Buyers may direct which shall be the same account as the Cash Management Account (the “Buyers’ Account”). Buyers shall be the “entitlement holder” (as defined in Section 8-102 of the UCC) with respect to Buyers’ Account and each item of property credited to or otherwise held in Buyers’ Account.

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3.2          Seller directs Securities Intermediary to establish a “securities account” (as defined in Section 8-501 of the UCC) entitled “AMAC CDO Funding I-- Seller’s Repurchase Account” or such other variation thereof as Seller may direct (the “Seller’s Account”). Seller shall be the “entitlement holder” (as defined in Section 8-102 of the UCC) with respect to Seller’s Account and each item of property credited to or otherwise held in Seller’s Account.

3.3          Buyers, Seller and Securities Intermediary agree and elect that all securities, security entitlements, security certificates, instruments, cash, or any other property or proceeds of any of the foregoing delivered to or held by Securities Intermediary pursuant to this Custodial Agreement shall be “financial assets” and “investment property” (as defined in Section 8-501 of the UCC). The parties acknowledge that Custodian is a commercial bank acting as Custodian for Buyers as customers in connection with the securities contracts contemplated by this Custodial Agreement, and that each Buyer is a “financial institution” within the meaning of Section 101 of the federal Bankruptcy Code.

3.4          No later than 1:00 p.m., New York City time, on the Purchase Date, Seller shall deliver or cause to be delivered to the Securities Intermediary, with respect to any certificated Purchased Asset to be purchased on such Purchase Date, the original certificate or certificates representing the Purchased Asset together with reregistration documentation (including, without limitation, a bond power and corporate resolutions, if applicable) in blank, but sufficient to permit registration in the name of Buyer.

3.5	No later than 1:00 p.m., New York City time, on the Purchase Date:

3.5.1      with respect to a Purchased Asset that shall be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer or its transfer agent, Seller shall cause the registration of such Purchased Asset in the name of the Securities Intermediary; and

3.5.2      with respect to a Purchased Asset that shall be delivered by means of the Depository Trust Company in New York or other such clearing organization or book-entry system in book-entry form and credited to or otherwise held in an account, Seller shall cause the transfer and delivery of the Purchased Asset to the participant account of Securities Intermediary at the Depository Trust Company or other such clearing organization or book-entry system;

provided, that notwithstanding the foregoing, Buyer and Custodian together in their joint discretion may elect to treat the registration, transfer or delivery referred to above as having occurred by 1:00 p.m. (New York time) on a Purchase Date if such registration, transfer or delivery occurs after 1:00 p.m. (New York time) (but in such event no later than 5:00 p.m. New York time) on such date. With respect to a Purchased Asset that is to be delivered in accordance with clause (2) above, if Custodian has not received confirmation, by 1:00 p.m. New York City time, of delivery, Seller and Custodian shall confer concerning late delivery.

3.6	As a condition to Buyer’s purchase of any Purchased Securities,

3.6.1      In addition to the Diligence Materials and any other documents, agreements, certificates and other materials required to be delivered to Buyer by Seller pursuant to the terms

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of the Repurchase Agreement, Seller shall deliver to Buyer on or prior to the Purchase Date with respect to such Purchased Securities:

(A)         one or more Officer’s Certificates with respect to the completeness of the documents delivered as may be requested by Buyer,

(B)         an instruction letter from Seller to the Trustee under such Securitization Documents, instructing the Trustee to remit all sums required to be remitted to the holder of such Purchased Securities under such Securitization Documents to the Depository or as otherwise directed in a written notice signed by Seller and Buyer,

(C)         any other documents or instruments necessary in the opinion of Buyer to consummate the sale of such Purchased Securities to Buyer or, if such Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Securities; and

3.6.2      Seller shall have taken the requisite steps with respect to delivery and/or registration of such Purchased Securities as described more fully in Section 3.5 of this Custodial Agreement.

3.7          With respect to each Purchased Loan that is not a Table Funded Purchased Loan, no later than 10:00 a.m. (New York City time) on the Business Day prior to the related Purchase Date, Seller shall deliver or cause to be delivered to Custodian a Custodial Delivery Certificate substantially in the form attached hereto as Annex 16. With respect to each Table Funded Purchased Loan, on or before the related Purchase Date, Seller shall cause the Bailee to deliver to Custodian by facsimile the Bailee Agreement. No later than 10:00 a.m. (New York City time) one Business Day prior to the related Purchase Date for each Purchased Loan that is not a Table Funded Purchased Loan, and not later than 10:00 a.m. (New York City time) on the third (3rd) Business Day following the Purchase Date for each Table Funded Purchased Loan, Seller shall deliver or cause to be delivered and released to Custodian the following documents (collectively, the “Purchased Asset File”), pertaining to each of the Purchased Loans identified in the Custodial Delivery Certificate delivered therewith:

3.7.1	With respect to each Purchased Loan which is an Eligible First Mortgage Loan:

(A)         The original Mortgage Note bearing all intervening endorsements and allonges, together with an allonge endorsed “Pay to the order of _________ without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]” in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(B)         The original of any loan agreement, guarantee, indemnity or cash management agreement executed in connection with the Mortgage Note (if any).

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(C)         The original Mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(D)         Certified copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer’s Certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located, if any.

(E)         The original Assignment of Mortgage in blank for each Purchased Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]” in the event that the Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(F)          Certified copies of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an Officer’s Certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(G)         Certified copies of the attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment or proforma to issue the same.

(H)         Certified copies of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan.

(I)           The original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(J)           Certified copies of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recording thereon.

(K)         Satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to the Buyer with respect to the Eligible First Mortgage Loan, Mortgaged Property, Seller and Mortgagor, such searches to be conducted in each location the Buyer shall designate

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(provided that the documents set forth in this clause (K) will be held, but not reviewed (other than to determine the actual delivery thereof) by the Custodian).

(L)         A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC assignments executed by Seller in blank, which UCC assignments shall be in form and substance acceptable for filing.

(M)	Certified copies of the environmental indemnity agreement (if any).
(N)	An original omnibus assignment executed by Seller in blank.

(O)         A certified copy of the disbursement letter from the Mortgagor to the original mortgagee (if any).

(P)	A certified copy of the Mortgagor’s certificate or title affidavit (if any).

(Q)         A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.

(R)         Copies of all legal opinions in Seller’s possession with respect to the Eligible First Mortgage Loan which shall be in form and substance satisfactory to Buyer.

(S)          A certified copy of the assignment of permits, contracts and agreements (if any).

(T)         All original letters of credit and originals or certified copies of any interest rate cap or swap agreements relating to such Purchased Loan.

(U)         In respect of any Purchased Loan as to which the Mortgaged Property or underlying real property, as applicable, consists of a leasehold interest, certified copies of the ground lease and memorandum of ground lease and originals of the ground lessor consent and/or estoppel, as applicable.

(V)         The original of any participation agreement, intercreditor agreement and/or servicing agreement executed in connection with the Purchased Loan.

(W)        Certified copies of all other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying such Purchased Loan, or otherwise executed or delivered in connection with such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

(X)         Such other documents, agreements or instruments as shall be requested by Buyers.

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3.7.2      With respect to each Purchased Loan which is an Eligible Mezzanine Loan (other than an Eligible Mezzanine Loan represented by a participation interest in a performing mezzanine loan) or an Eligible B Note (other than an Eligible B Note represented by a junior participation interest):

(A)         The original Mezzanine Note or original B Note signed in connection with the Purchased Loan bearing all intervening endorsements and allonges, together with an allonge endorsed “Pay to the order of __________ without recourse” and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note or the B Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]” in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(B)         The original or, if not available a certified copy, of the loan agreement and the guarantee, if any, executed in connection with the Purchased Loan.

(C)         The original intercreditor or loan coordination agreement, if any, executed in connection with the Purchased Loan.

(D)         A certified copy of the security agreement executed in connection with the Purchased Loan.

(E)          Certified copies of all documents relating to the formation and organization of the borrower of such Purchased Loan, together with all consents and resolutions delivered in connection with such borrower’s obtaining the Purchased Loan.

(F)          All other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

(G)         The assignment of Purchased Loan sufficient to transfer to Buyer all of Seller’s rights, title and interest in and to the Purchased Loan.

(H)         Copies of all legal opinions with respect to the Eligible Mezzanine Loan or Eligible B Note, as applicable, which shall be in form and substance satisfactory to Buyer.

(I)           Satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to the Buyer with respect to the Eligible Mezzanine Loan or Eligible B Note, as applicable, Mortgaged Property, Seller and Mortgagor, such searches to be conducted in each location the Buyer shall designate (provided that the documents set forth in this clause (I) will be held, but not reviewed (other than to determine the actual delivery thereof) by the Custodian).

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(J)           A copy of the UCC-1 financing statements, certified as true and correct by Seller, and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments executed by Seller in blank, which UCC-3 assignments shall be in form and substance acceptable for filing.

(K)	The original certificates representing the pledged equity interests (if any).

(L)          Stock powers relating to each pledged equity interest, executed in blank, if an original stock certificate is provided.

(M)        Certified copies of any assignments of management agreements, agreements among equity interest holders or other material contracts.

(N)         If no original stock certificate is provided, evidence (which may be an Officer’s Certificate confirming such circumstances) that the pledged ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.

(O)	A certified copy of the environmental indemnity agreement, if any.

(P)          All original letters of credit and originals or certified copies of any interest rate cap or swap agreements, if any.

(Q)         Such other documents, agreements or instruments as shall be requested by Buyers.

3.7.3      With respect to each Purchased Loan which is an Eligible B Note represented by a junior participation interest or an Eligible Mezzanine Loan represented by a participation interest in a performing mezzanine loan:

(A)         Originals or copies of all of the applicable documents described above with respect to a Purchased Loan which is an Eligible First Mortgage Loan.

(B)         The original of any participation agreement, intercreditor agreement and/or servicing agreement executed in connection with the Purchased Loan.

(C)         The assignment of Purchased Loan sufficient to transfer to Buyer all of Seller’s preferred equity rights, title and interest in and to the Purchased Loan.

3.7.4      With respect to each other Purchased Asset that Custodian is instructed to hold in accordance with this Custodial Agreement:

(A)         Originals of all instruments, certificates or other documents which evidence such Purchased Asset.

(B)         If Seller was not the original holder of the Purchased Asset, (A) originals of all assignments and other documentation effecting and evidencing Seller’s ownership

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of the Purchased Asset and (B) if applicable, originals or, if originals are not available, certified copies of all assignments and other documentation effecting and evidencing the transfer of title to the Purchased Asset from the original holder thereof to the holder of the Purchased Asset immediately prior to Seller.

(C)         Originals, executed by Seller in blank (or, if necessary under the documents which govern the Purchased Asset, in favor of Buyer) of all assignments (including in any event, an omnibus assignment agreement) and all other documentation necessary (in Buyer’s sole discretion) to effect and evidence the transfer to Buyer of title to the Purchased Asset.

(D)         Certified copies of all documentation (including all related amendments, supplements and other modifications of any kind) which describe, govern or otherwise affect the rights of the holder of the Purchased Asset.

From time to time, Seller shall forward to Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of the Repurchase Agreement, and upon receipt of any such other documents, Custodian shall hold such other documents as Buyer shall request from time to time pursuant to the terms of this Custodial Agreement. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an Officer’s Certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to Custodian promptly when they are received by Seller. With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached to the Repurchase Agreement irrevocably appointing Buyer its attorney-in-fact with full power upon the occurrence and during the continuance of an Event of Default to (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note or Mezzanine Note and (iii) take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Loans and the related Purchased Asset Files and the Servicing Records. Buyer shall deposit the Purchased Asset Files representing the Purchased Loans, or direct that the Purchased Asset Files be deposited directly, with Custodian. Any Purchased Asset Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Seller or its designee (including Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Loans or is in connection with a repurchase of any Purchased Loan by Seller.

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4.            COLLATERAL RECEIPT; PURCHASED ASSET SCHEDULE AND EXCEPTION REPORT; TRUST RECEIPT

4.1          Not later than two (2) Business Days prior to a proposed Purchase Date unless otherwise agreed to by the parties hereto, Seller shall provide Custodian with written notice of such proposed date. No later than 3:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, Seller shall provide Custodian with a Collateral Receipt and a related Purchased Asset Schedule with respect to the Purchased Assets to be purchased by Buyer on such Purchase Date (which may be provided by facsimile). If Custodian has received such Collateral Receipt by the time set forth above, and has received delivery of the Purchased Assets and the Purchased Asset File for a Purchased Asset identified on the Purchased Asset Schedule attached to the Collateral Receipt by such time (and with respect to Table Funded Purchased Loans, on the third (3rd) Business Day following the applicable Purchase Date), per the terms of this Custodial Agreement, then, Custodian will deliver, via facsimile and by email, no later than 1:00 p.m., New York City time, on the related Purchase Date (and with respect to Table Funded Purchased Loans, 3:00 p.m., New York City time, on the third (3rd) Business Day following the applicable Purchase Date), to Buyer a Purchased Asset Schedule and Exception Report for each Purchased Asset to be purchased on such Purchase Date, with Exceptions identified by Custodian as current as of the date and time of delivery of such Purchased Asset Schedule and Exception Report.

4.2          At any time upon the request of Buyer or Seller, received by Custodian no later than 12:00 p.m., New York City time on any Business Day, Custodian shall deliver to Buyer and Seller via facsimile or email, a Purchased Asset Schedule and Exception Report, in each case no later than 3:00 p.m., New York City time on the same Business Day, which shall reflect the Exceptions identified by Custodian as to all Purchased Assets currently held by Custodian.

4.3          Each Purchased Asset Schedule and Exception Report shall list all Exceptions using such codes as shall be in form and substance agreed to by Custodian, Buyer and Seller. The delivery of each Purchased Asset Schedule and Exception Report to Buyer shall be Custodian’s representation that, other than the Exceptions listed as part of the Purchased Asset Schedule and Exception Report: (i) all Purchased Assets required to be delivered or held pursuant to Section 3 of this Custodial Agreement have been delivered to and are in the possession of Custodian and have been and are currently credited to Buyers’ Account or Seller’s Account, (ii) all documents required to be delivered in respect of the Purchased Asset File pursuant to Section 3 of this Custodial Agreement have been delivered and are in the possession of Custodian as part of the Purchased Asset File for such Purchased Asset, (iii) the Purchased Assets, and Purchased Asset Files, and other documents delivered to Custodian pursuant to this Custodial Agreement have been reviewed by Custodian in accordance with the review procedures attached hereto as Annex 15 (the “Review Procedures”) and appear on their face to be regular and to relate to such Purchased Asset and to satisfy the requirements set forth in Section 3 of this Custodial Agreement and (iv) each Mortgage Note and Mezzanine Note has been endorsed in the form provided for in Section 3.7 of this Custodial Agreement.

4.4          In connection with a Purchased Asset Schedule and Exception Report delivered hereunder by Custodian, Custodian shall make no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, sufficiency, or

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genuineness of any of the documents contained in each Purchased Asset File or (B) the collectability, insurability, effectiveness or suitability of any such Purchased Asset.

4.5          In addition to the foregoing, no later than 1:00 p.m., New York City time, on each Purchase Date (and with respect to Table Funded Purchased Loans, 3:00 p.m., New York City time on the third (3rd) Business Day following the applicable Purchase Date) or such later time as is acceptable to Buyer, Custodian shall deliver to Buyer a Trust Receipt with a Purchased Asset Schedule and Exception Report attached thereto. Each Purchased Asset Schedule and Exception Report delivered by Custodian to Buyer shall supersede and cancel the Purchased Asset Schedule and Exception Report previously delivered by Custodian to Buyer hereunder, and shall replace the then existing Purchased Asset Schedule and Exception Report to be attached to the Trust Receipt.

5.	Obligations of Custodian

5.1          All property in Buyers’ Account will be held for the benefit of Buyers by Custodian as bailee, financial intermediary, and Securities Intermediary on Buyers’ behalf and Custodian will follow Buyers’ instructions directing transfer of such property, and in no event shall any consent of Seller be required for the taking of any action by Custodian or Buyer with respect to Buyers’ Account. All property in Seller’s Account will be held for the benefit of Seller by Custodian as bailee on Seller’s behalf and Custodian will follow Seller’s instructions directing transfer of such property and in no event shall any consent of any Buyer be required for the taking of any action by Custodian or Seller with respect to Seller’s Account.

5.2          Securities Intermediary shall initially credit (i) any funds received by it from Seller or Buyers to be applied to the purchase of Purchased Assets and (ii) any Purchased Securities delivered pursuant to this Custodial Agreement to Buyers’ Account. If at any time Securities Intermediary holds any Purchased Security delivered to Securities Intermediary pursuant to the Repurchase Agreement or this Custodial Agreement and such Purchased Security is not credited to Buyers’ Account or Seller’s Account, then Securities Intermediary holds such Purchased Security as bailee of Buyer.

5.3          Securities Intermediary shall settle any Transaction under the Repurchase Agreement by delivery versus payment. Securities Intermediary shall not debit Buyers’ Account for the Purchase Price for any Purchased Securities unless Buyers’ Account contains the specified Purchased Securities to be purchased on the related Purchase Date. Securities Intermediary shall provide a Confirmation to Buyer and Seller by facsimile promptly upon settlement. The original of such Confirmation shall be delivered to Buyer by facsimile to be followed by first class US mail, with a copy to Seller. Such Confirmation is Securities Intermediary’s representation that such Purchased Securities have been credited to Buyers’ Account.

5.4          Notwithstanding any other provision of this Custodial Agreement or the Repurchase Agreement, all Purchased Securities on and after settlement on the Purchase Date shall be credited to Buyers’ Account except as provided in this subsection. Any delivery or sale to Seller of Purchased Assets shall only occur by delivery versus payment settlement. Seller shall have on deposit in Seller’s Account the Repurchase Price before any Purchased Asset may be transferred

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to Seller’s Account or to Seller. All Purchased Assets transferred or delivered to Seller shall be delivered to Seller’s Account or to Seller. On or before an Early Repurchase Date, Seller shall transmit instructions to Buyer with a copy to Securities Intermediary stating the specific Purchased Assets to be delivered versus the specific Repurchase Price. If Seller’s instructions are approved by Buyer in writing, Securities Intermediary shall settle the delivery of the specified Purchased Assets versus payment of the specified Repurchase Price. Otherwise, Securities Intermediary shall notify Buyer and Seller of a failed settlement.

5.5          Custodian shall maintain continuous custody of the Purchased Assets held pursuant to this Custodial Agreement. Except as set forth herein, in no case will any securities or other property underlying any Purchased Security credited to Buyers’ Account indicate any interest of Seller or be registered in the name of Seller, be payable to the order of Seller or be specially endorsed to Seller. Custodian shall maintain continuous custody of any Purchased Securities in certificate form or any Purchased Loans held pursuant to this Custodial Agreement and all items constituting the Purchased Asset File in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of Buyers therein. Each certificate or document representing a Purchased Asset and any other document held pursuant to this Custodial Agreement designated from time to time by Buyer shall be maintained in fire-resistant facilities.

5.6          With respect to the documents constituting a Purchased Asset held pursuant to this Custodial Agreement in Buyers’ Account and each Purchased Asset File, Custodian shall (i) act exclusively as the bailee of, and Custodian for, Buyers, (ii) hold all documents constituting such Purchased Asset or Purchased Asset File received by it for the exclusive use and benefit of Buyers, and (iii) make disposition thereof only in accordance with the terms of this Custodial Agreement; provided, however, if Buyers have notified Custodian that an Event of Default with respect to Seller has occurred and is continuing under the Repurchase Agreement, Buyers may send other written instructions to Custodian and, in the event of a conflict between the terms of this Custodial Agreement and such written instructions, Buyers’ written instructions shall control.

5.7          Subject to the following sentence, Seller and Buyer hereby give Custodian notice that from and after the Purchase Date, in the event that Buyer’s interest in the Purchased Assets shall be re-characterized as a loan, each Buyer shall have a security interest in each Purchased Asset identified on a Purchased Asset Schedule and Exception Report until such time that Custodian receives written notice from Buyers that Buyers no longer have a security interest in such Purchased Asset. In the event that Buyer does not purchase a Purchased Asset from Seller prior to 2:30 p.m., New York City time, on such Purchase Date, upon notice thereof from Seller, Custodian shall hold or release to Seller, pursuant to Seller’s written instructions, the Purchased Asset delivered in connection with such proposed Purchase Date. Each Purchased Asset Schedule and Exception Report delivered to Buyer by Custodian, via facsimile or by modem, shall be deemed superseded and canceled upon the delivery of a subsequent Purchased Asset Schedule and Exception Report. Buyers hereby acknowledge that Custodian shall not be responsible for the validity and perfection of Buyers’ security interest in the Collateral hereunder, other than as specifically reflected in Custodian’s representations, warranties, and obligations pursuant to and as set forth in this Custodial Agreement.

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5.8          During the term of this Custodial Agreement, if Custodian discovers any defect with respect to an Purchased Asset File, Custodian shall give written specification of such defect to Buyer and Seller.

6.	No Adverse Interest of Custodian

By execution of this Custodial Agreement, Custodian represents and warrants that it currently holds, and during the existence of this Custodial Agreement shall hold, no adverse interest, by way of security or otherwise, in any Purchased Asset, and hereby subordinates, assigns, waives and releases any such interest to Buyers which it may have in any Purchased Asset as of the date hereof. The Purchased Assets shall not be subject to any security interest, lien or right to set-off by Custodian or any third party claiming through Custodian, and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Purchased Assets.

7.	Release of Purchased Securities; Hypothecation

7.1          Purchased Securities shall be released to Seller only upon delivery thereof to Seller’s Account versus payment of the Repurchase Price as set forth in Section 5 hereof and notification by Buyer to Custodian of satisfaction of the terms and conditions set forth in the Repurchase Agreement.

7.2          Following notification by Buyer (which may be by facsimile) to Custodian that an Event of Default has occurred and is continuing (with a copy to Seller), Custodian shall not release, or incur any liability to Seller or any other Person for refusing to release, any item of Collateral to Seller or any other Person without the express prior written consent and at the direction of Buyer.

7.3          In connection with any Buyer’s engaging in a repurchase transaction with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets as permitted under the Repurchase Agreement, such Buyer may sell or pledge its interest in the Purchased Assets held by Custodian for the benefit of such Buyer from time to time; provided, that such use of the Purchased Assets shall be subject to the applicable Buyer’s obligations described under the Repurchase Agreement, including without limitation, the obligation to transfer the Purchased Assets to Seller pursuant to the Repurchase Agreement and to credit or pay Income to, or apply Income to the obligations of, Seller in accordance with the terms of the Repurchase Agreement. Each Buyer shall notify in writing Custodian and Seller of any repurchase transaction, sale, transfer, pledge, repledge, hypothecation or rehypothecation (including therein the identity of the counterparty) entered into by such Buyer with respect to a Purchased Asset. Upon receipt of such notice from such Buyer, Custodian shall mark its records to reflect any such transaction. Custodian’s records shall reflect any such transaction until such time as such Buyer instructs Custodian in writing that such Purchased Assets are no longer the subject of any transaction at which time Custodian shall change its records to reflect the related release or termination and that Custodian is holding the Purchased Assets as custodian for and for the benefit of Buyers.

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8.	Release of Purchased Loans

8.1          From time to time until Custodian is otherwise notified in writing by an Authorized Representative of Buyers, which notice shall be given by Buyers only following the occurrence and during the continuance of an Event of Default, Custodian is hereby authorized upon receipt of written request of Seller to release Purchased Asset Files relating to Purchased Loans in the possession of Custodian to Seller, or its designee, for the purpose of servicing or correcting documentary deficiencies relating thereto against a request for release of Purchased Asset Files and receipt (a “Request for Release and Receipt”) executed by Seller in the form of Annex 9 hereto. Custodian shall keep track of the release of such Purchased Asset Files and will report cumulative releases to date monthly on the Remittance Date via an electronic transmission to Buyer. Seller or its designee shall return to Custodian each Purchased Asset File for a Purchased Loan previously released by Custodian within fourteen (14) calendar days after receipt thereof other than for any Purchased Loan which has been paid in full by the related borrower; provided, however, to the extent the purpose for which Seller requested release of the Purchased Asset Files cannot be accomplished within such fourteen (14) day period, such period shall be extended for such period of time as is reasonably necessary for Seller to accomplish the matters for which the Purchased Asset Files were released. Seller hereby further represents and warrants to Buyer that any such request by Seller for release of Collateral shall be solely for the purposes set forth in the Request for Release and Receipt and that Seller has requested such release in compliance with all terms and conditions of such release set forth in this Custodial Agreement.

8.2          From time to time until otherwise notified in writing by Buyer, which notice shall be given by Buyer only following the occurrence and during the continuance of an Event of Default, Custodian is hereby authorized upon receipt of written request of Seller no more than (5) Business Days prior to the date of the anticipated sale, to release Purchased Asset Files in the possession of Custodian to a third-party purchaser for the purpose of resale thereof against a Request for Release and Receipt executed by Seller and Buyer in the form of Annex 9 hereto. On such Request for Release and Receipt, Seller shall indicate the Purchased Loans to be sold, such information to be provided in electronic medium acceptable to Custodian, the approximate amount of sale proceeds anticipated to be received, the date of such anticipated sale, the name and address of the third-party purchaser, whether the shipment is made pursuant to the sale of the Purchased Loans to a third party or pursuant to the formation of a mortgage pool supporting the issuance of any Securities and the preferred method and date of delivery. The third-party purchaser shall return to Custodian each document previously released from Custodian’s Purchased Asset File within three (3) Business Days after receipt thereof to the extent such sale has not closed within such period and the proceeds thereof have not been credited to Buyers.

8.3          Any transmittal of documentation for Eligible Assets in the possession of Custodian in connection with the sale thereof to a third-party purchaser will be under cover of a transmittal letter substantially in the form attached hereto as Annex 11 duly completed by Custodian and executed by Custodian. Any transmittal of documentation for Eligible Assets in the possession of Custodian in connection with the shipment to a custodian or trustee in connection with the formation of a pool supporting the issuance of any securities will be under cover of a transmittal letter substantially in the form attached hereto as Annex 12.

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8.4          From time to time and as appropriate for the foreclosure of any of the Purchased Loans, Custodian is hereby authorized, upon receipt of a Request for Release and Receipt from Seller to send to an Acceptable Attorney copies or originals of the Purchased Asset Files listed in the Request for Release and Receipt (provided that if the Request for Release and Receipt requests originals, originals shall be delivered only to the extent they are in the Purchased Asset Files). Custodian shall retain copies of all Purchased Asset Files forwarded to an Acceptable Attorney pursuant to the preceding sentence. In accordance with the terms of the Attorney’s Bailee Letter, the Acceptable Attorney to whom such Purchased Asset Files are sent is instructed to acknowledge receipt of each such document by faxing to Buyer and Custodian a list of such Purchased Asset Files confirming that such Acceptable Attorney is holding the same as bailee of Buyer under the applicable Attorney’s Bailee Letter, for receipt as soon as possible and in any event no later than three (3) Business Days following receipt thereof by such Acceptable Attorney.

8.5          In accordance with each Attorney’s Bailee Letter, no later than three (3) Business Days prior to the foreclosure of any Purchased Loan, the Acceptable Attorney party thereto shall notify Custodian and Seller of the scheduled date of foreclosure of each such Purchased Loan (the “Scheduled Foreclosure Date”), and of any subsequent changes to the Scheduled Foreclosure Date. Seller hereby agrees in any event to promptly notify Custodian upon being notified of any Scheduled Foreclosure Date, and Custodian hereby agrees to promptly notify Buyer of the Scheduled Foreclosure Date. On the date of foreclosure, such Purchased Loan shall be deemed deleted from any Trust Receipt then outstanding.

9.	Fees and Expenses of Custodian

Custodian shall charge such fees for its services under this Custodial Agreement as are set forth in a separate agreement attached hereto as Annex 17 between Custodian and Seller, the payment of which fees, together with Custodian’s reasonable expenses in connection herewith, shall be solely the obligation of Seller.

10.	Removal or Resignation of Custodian

10.1       Custodian may at any time resign and terminate its obligations under this Custodial Agreement upon at least 60 days’ prior written notice to Seller and Buyers. Promptly after receipt of notice of Custodian’s resignation, Buyers’ shall appoint, by written instrument, a successor custodian. One original counterpart of such instrument of appointment shall be delivered to each of Seller, Custodian and the successor custodian.

10.2       Buyers upon at least 15 days’ prior written notice to Custodian and Seller, may remove and discharge Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Custodial Agreement. Promptly after the giving of notice of removal of Custodian, Buyers shall appoint, by written instrument, a successor custodian, which successor Custodian shall be reasonably satisfactory to Seller. One original counterpart of such instrument of appointment shall be delivered to each of Seller, Custodian and the successor custodian.

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10.3       In the event of any such resignation or removal, Custodian shall promptly transfer to the successor custodian, all the Purchased Asset Files being administered under this Custodial Agreement and Custodian shall deliver and transfer or cause to be delivered and transferred all Purchased Assets held under this Custodial Agreement. The cost of the shipment of Purchased Asset Files and delivery and transfer of Purchased Assets arising out of the resignation of Custodian shall be at the expense of Custodian; and any reasonable cost of shipment or delivery and transfer arising out of the removal of Custodian shall be at the expense of Seller.

11.	Examination of Purchased Asset Files

Upon reasonable prior notice to Custodian, Buyers, Seller and each of their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Purchased Asset Files, documents, records and other papers in the possession of or under the control of Custodian relating to any or all of the Purchased Assets. Any such examination after the occurrence and during the continuance of a Default shall be at the Seller’s sole cost and expense.

12.	Insurance of Custodian

At its own expense, Custodian shall maintain at all times during the existence of this Custodial Agreement and keep in full force and effect, for the benefit of Buyers and Seller as their interests appear under this Custodial Agreement and the Repurchase Agreement, fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as Custodian of collateral substantially similar to the Collateral. Upon request, any Buyer or Seller shall be entitled to receive a certificate of the respective insurer that such insurance is in full force and effect.

13.	Representations and Warranties

Custodian represents and warrants to each Buyer and Seller that:

13.1       Custodian is duly organized and validly existing as a national banking association under the laws of the United States;

13.2       Custodian has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Custodial Agreement, and has taken all necessary action to authorize its execution, delivery and performance of this Custodial Agreement;

13.3       no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Custodian) is required in connection with the execution, delivery, performance, validity or enforceability of this Custodial Agreement;

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13.4       this Custodial Agreement has been duly executed and delivered on behalf of Custodian and constitutes a legal, valid and binding obligation of Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law);

13.5       Custodian’s execution and delivery of, performance under and compliance with this Custodial Agreement, will not violate Custodian’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound;

13.6       Custodian is not in violation of, and its execution and delivery of, performance under and compliance with this Custodial Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which is likely to affect materially and adversely either the ability of Custodian to perform its obligations under this Custodial Agreement or the financial condition of Custodian;

13.7       Custodian has taken delivery and acquired its interest in the Purchased Assets in good faith and without notice of any adverse claim;

13.8	Custodian is not an Affiliate of Seller or any Buyer; and

13.9       Custodian is a bank that in the ordinary course of its business maintains securities accounts for others and is acting in such capacity, as Securities Intermediary, hereunder.

14.	Statements and Reporting

14.1       On each Remittance Date, and upon the request of Buyer or Seller, Custodian shall provide Buyer or Seller, as applicable, with a list of all the Purchased Assets for which Custodian holds a Purchased Asset File pursuant to this Custodial Agreement. Such list shall be in the form of a Purchased Asset Schedule and Exception Report.

14.2       On each Remittance Date, Custodian shall prepare the Cash Flow Report with respect to such Remittance Date and make available copies thereof, together with a current Purchased Asset Schedule and Exception Report, to Buyer and Seller. In addition, upon request of Buyer or Seller, Custodian shall mail to such requesting party (at such party’s expense unless such report is not available electronically) a copy of (i) each Purchased Security’s distribution date statement for such Purchased Security’s distribution date received by it from the trustees for the Purchased Securities and (ii) each monthly remittance report for each Purchased Loan received from Seller or the servicer of the Purchased Loans with respect to such Remittance Date.

14.3       On each Remittance Date, Custodian shall prepare the Aggregate Collateral Report and make available copies thereof to Buyers and Seller. On each Remittance Date of each month, Custodian shall make available to Buyers and Seller (i) the information included in the Aggregate Collateral Report, (ii) with respect to each Purchased Security as to which LaSalle

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Bank National Association is the trustee, each Purchased Security distribution date statement for the immediately preceding Remittance Date and with respect to each other Purchased Security, if available, information necessary to gain access to web sites on which its applicable Purchased Securities distribution date statements are available, (iii) a single electronic file detailing the mortgage loans in all of the underlying trusts in CMSA 100 format (or substantially similar format) to the extent the information necessary to prepare such file is available to, or can be accessed by, Custodian in an electronic format, and (iv) to the extent received in electronic format, the monthly remittance report for each Purchased Loan received from Seller or the servicer.

14.4       In addition to the information delivered pursuant to Sections 14.1 and 14.2 above, Custodian shall deliver to Buyers and Seller copies of any information received by it with respect to the Purchased Securities related to the exercise of voting rights and/or decision-making authority under the related Securitization Documents.

14.5       Seller hereby agrees to provide promptly, or cause the servicer of each Purchased Asset to provide promptly, to Custodian each distribution date statement or monthly remittance report containing the information indicated in Annex 8 hereto. To the extent that Custodian has received any such statement or report at least two (2) Business Days prior to a Remittance Date, Custodian shall reflect the applicable information contained therein in the Cash Flow Report and/or Aggregate Collateral Report for such Remittance Date.

15.	Indemnification of Custodian

15.1       Seller agrees to indemnify and hold Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them to the extent relating solely to or arising solely out of this Custodial Agreement or any action taken pursuant to written direction in accordance with the terms of this Custodial Agreement or not taken by it or them in the absence of such direction hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by Seller) were imposed on, incurred by or asserted against Custodian because of the breach by Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of Custodian or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of Custodian or the termination or assignment of this Custodial Agreement.

15.2       In the event that Custodian fails to produce any documents related to a Purchased Asset File that was in its possession pursuant to Section 3.7 within two (2) Business Days after requested by Seller or Buyers (a “Custodial Delivery Failure”), and provided that (i) Custodian previously delivered to Buyers a Purchased Asset Schedule and Exception Report which did not list such document as an Exception on the related Purchase Date; (ii) such document is not outstanding pursuant to a Request for Release and Receipt in the form annexed hereto as Annex 9; and (iii) such document was held by Custodian on behalf of Seller or Buyers, as applicable,

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then Custodian shall (a) with respect to any missing promissory note (including any certificate, instrument or other original document which evidences a Purchased Asset) and/or Assignment of Mortgage, promptly deliver to Buyers or Seller upon request, a Lost Note Affidavit in the form of Annex 14 hereto and (b) with respect to any missing document related to an item of Purchased Asset, including but not limited to a missing promissory note or Assignment of Mortgage indemnify Seller or Buyers in accordance with the Section 15.3.

15.3       Custodian agrees to indemnify and hold Buyers and Seller, and their respective designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or Custodian’s negligence, lack of good faith or willful misconduct; provided that, to the maximum extent permitted by applicable law, in no circumstance shall the Custodian be liable for any special, indirect, punitive or consequential damages. The foregoing indemnification shall survive any termination or assignment of this Custodial Agreement.

16.	Reliance of Custodian

In the absence of bad faith, negligence or willful misconduct on the part of Custodian, Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion, notice or other document furnished to Custodian, in good faith believed by Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to Custodian, Custodian shall be under a duty to examine the same in accordance with the requirements of this Custodial Agreement.

17.	Term of Custodial Agreement

Promptly after written notice from Buyers of the termination of the Repurchase Agreement and payment in full of the Repurchase Price and any other consideration owing to Buyers thereunder, Custodian shall deliver all documents remaining in the Purchased Asset Files to Seller, and this Custodial Agreement shall thereupon terminate and Buyer shall simultaneously surrender all outstanding Trust Receipts held by Buyers to Custodian.

18.          GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; WAIVERS

18.1       THIS CUSTODIAL AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE. REGARDLESS OF ANY PROVISIONS IN ANY

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OTHER AGREEMENT, FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE BANK’S JURISDICTION (WITH THE MEANING OF SECTION 9-304 OF THE UCC) AND THE SECURITIES INTERMEDIARY’S JURISDICTION (WITHIN THE MEANING OF SECTION 8-110 OF THE UCC). EACH OF THE CASH MANAGEMENT ACCOUNT, BUYERS’ ACCOUNT AND SELLER’S ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.

18.2       EACH OF SELLER, CUSTODIAN AND BUYERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS CUSTODIAL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.3       EACH OF SELLER, CUSTODIAN AND BUYERS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)         SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATED TO THIS CUSTODIAL AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)         CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBLIGATION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)         AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)         AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

19.	Authorized Representatives

Each individual designated as an authorized representative of Buyers, Seller and Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests

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and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of Buyers, Seller and Custodian, as the case may be, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Annexes 5, 6 and 7 hereof, respectively. From time to time, Buyers, Seller and Custodian or their respective successors or permitted assigns may, by delivering to the others a revised annex, change the information previously given pursuant to this Section, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.

20.	Amendment

This Custodial Agreement may be amended from time to time by written agreement signed by Seller, each Buyer and Custodian.

21.	Cumulative Rights

The rights, powers and remedies of Custodian, Seller and each Buyer under this Custodial Agreement shall be in addition to all rights, powers and remedies given to Custodian, Seller and such Buyer by virtue of any statute or rule of law, the Repurchase Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Buyers’ security interest in the Collateral.

22.	Binding Upon Successors

All rights of Custodian, Seller and each Buyer under this Custodial Agreement shall inure to the benefit of Custodian, Seller and each Buyer, respectively and their successors and permitted assigns, and all obligations of Custodian, Seller and each Buyer, respectively, shall bind their successors and assigns. Neither Custodian nor Seller shall assign their respective rights or obligations under this Custodial Agreement without the prior written consent of Buyers. This Custodial Agreement may be assigned by any Buyer in whole or in part without the prior written consent of any other party hereto. The applicable Buyer shall provide Custodian with notice of any such assignment together with written acknowledgment that the assignee is assuming, to the extent applicable, all of the obligations of such Buyer under this Custodial Agreement.

23.	Entire Agreement; Severability

This Custodial Agreement (including the exhibits and annexes hereto) and the other Transaction Documents contain the entire agreement with respect to the Collateral among Custodian, Buyers and Seller. If any of the provisions of this Custodial Agreement shall be held invalid or unenforceable, this Custodial Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

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24.	Execution In Counterparts

This Custodial Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

25.	Tax Reports

Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Custodial Agreement, other than in respect of Custodian’s compensation or for reimbursement of expenses.

26.	Copies of Loan Documents

Upon the request of Seller or Buyers and at the cost and expense of the requesting party, Custodian shall provide the requesting party with copies of documents relating to one or more of the Purchased Loans.

27.	Notices

Except as provided herein, any notice required or permitted by this Custodial Agreement shall be in writing (which may include facsimile transmissions) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to Seller:	AMAC CDO Funding I
P.O. Box 309GT

Ugland House

South Church Street

George Town

Grand Cayman, Cayman Islands,

Attn: Mr. Alasdair Robertson,

Facsimile: (345) 949 8080

with copies to:	American Mortgage Acceptance Company

625 Madison Avenue

New York, New York 10022

Attn: Mr. Robert Levy

Facsimile: (212) 751-3550

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Paul Hastings Janofsky & Walker LLP

75 E. 55th Street

New York, New York 10022

Attn: Robert J. Grados, Esq.

Facsimile: (212) 230-7830

if to Buyer:	Bank of America, N.A./Banc of America Securities LLC

Mail Code: NC1-027-22-04

Hearst Tower

214 North Tryon Street

Charlotte, NC 28555

Attention: Angie Dugick/Olga Kelly

Facsimile: (704) 386-1094

if to Custodian:	LaSalle Bank National Association

135 South LaSalle St., Suite 1625

Chicago, Illinois 60603

Attention: Savas Apostolakis/Greg Piwowarski

Facsimile: (312) 904-2084/(312) 904-6006

as such address or number may be changed by like notice.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Custodial Agreement was duly executed by the parties hereto as of the day and year first above written.

AMAC CDO FUNDING I,

a Cayman Islands exempted company

By: /s/ Robert Levy

Name: Robert Levy

Title: Director

BANK OF AMERICA, N.A.

By: /s/ Angela E. Dugick

Name: Angela E. Dugick

Title:   Senior Vice President

BANC OF AMERICA SECURITIES LLC

By: /s/ Angela E. Dugick

Name: Angela E. Dugick

Title:   Principal

LASALLE BANK NATIONAL ASSOCIATION,

as Custodian, Bank and Securities Intermediary

By:	/s/ Alyssa C. Stahl

Name: Alyssa C. Stahl

Title: First Vice President

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